EXHIBIT 99.2

CUSIP NO. 881448203

POWERS OF ATTORNEY

THIS POWER OF ATTORNEY is granted on 2 October 2007,

(1)                                  Delta Lloyd N.V. (“Delta Lloyd”) hereby grants power of attorney to Mr. Antoinette Sprenger (the “Attorney”) individually with full power of substitution to:

(a)                                  sign on behalf of Delta Lloyd in the form as the Attorney may approve any filing and notification of any interest in listed securities that are required under applicable rules and regulation in the United States of America as result of the acquisition of Cyrte Investments B.V. by Delta Lloyd dated 27 September 2007 (the “Filings”);

(b)                                 sign on behalf of Delta Lloyd in the form as the Attorney may approve any further documents, agreements or deeds as may be ancillary, necessary or useful in connection with the execution or performance of the Filings; and

(c)                                  perform all acts as in the opinion of the Attorney shall be necessary or useful in connection with the preparation, execution or performance of the Filings and of the transactions contemplated thereby including acts of disposition (the “Power of Attorney”).

(2)                                  Delta Lloyd shall not make any claim against the Attorney in respect of any act that is lawfully done by the Attorney under the Power of Attorney.

(3)                                  Delta Lloyd shall indemnify and hold the Attorney harmless against any claims, actions or proceedings made against the Attorney and against any damages, costs and expenses that the Attorney may suffer or incur as a result of or in connection with any act that is lawfully done by the Attorney under the Power of Attorney.

(4)                                  Delta Lloyd declares that this Power of Attorney also applies in situations where the Attorney also acts as a counterparty of Delta Lloyd or as a representative of a counterparty of Delta Lloyd (Selbsteintritt).

(5)                                  This Power of Attorney is irrevocable until 31 October 2007 at the end of which date it shall terminate and shall cease to be of any effect.

(6)                                  This Power of Attorney is governed by the laws of the Netherlands.

Delta Lloyd N.V.

/s/ Peter Kok
By: Peter Kok
Title: Executive Director

THIS POWER OF ATTORNEY is granted on 8 October 2007,

(1)                                  Aviva plc, Aviva Group Holdings Limited, Aviva International Insurance Limited, Aviva Insurance Limited, Aviva International Holdings Limited (the “Aviva Companies”) hereby grant power of attorney to Antoinette Sprenger (the “Attorney”) individually with full power of substitution to:

(a)                                  sign on behalf of the Aviva Companies in the form as the Attorney may approve any filing and notification of any interest in listed securities that are required under applicable rules and regulation in the United States of America as result of the acquisition of Cyrte Investments B.V. by Delta Lloyd N.V. dated 27 September 2007 (the “Filings”);

(b)                                 sign on behalf of the Aviva Companies in the form as the Attorney may approve any further documents, agreements or deeds as may be ancillary, necessary or useful in connection with the execution or performance of the Filings; and

(c)                                  perform all acts as in the opinion of the Attorney shall be necessary or useful in connection with the preparation, execution or performance of the Filings and of the transactions contemplated thereby including acts of disposition (the “Power of Attorney”).

(2)                                  The Aviva Companies shall not make any claim against the Attorney in respect of any act that is lawfully done by the Attorney under the Power of Attorney.

(3)                                  The Aviva Companies shall indemnify and hold the Attorney harmless against any claims, actions or proceedings made against the Attorney and against any damages, costs and expenses that the Attorney may suffer or incur as a result of or in connection with any act that is lawfully done by the Attorney under the Power of Attorney.

(4)                                  The Aviva Companies declare that this Power of Attorney also applies in situations where the Attorney also acts as a counterparty of the Aviva Companies or as a representative of a counterparty of the Aviva Companies (Selbsteintritt).

(5)                                  This Power of Attorney is irrevocable until 31 October 2007 at the end of which date it shall terminate and shall cease to be of any effect.

(6)                                  This Power of Attorney is governed by the laws of England and Wales.

Aviva plc	Aviva Group Holdings Limited

/s/ Kirsty Cooper	/s/ Kirsty Cooper
By: Kirsty Cooper	By: Kirsty Cooper
Title: Deputy Group Company Secretary	Title: Deputy Group Company Secretary

Aviva International Insurance Limited	Aviva Insurance Limited

/s/ Kirsty Cooper	/s/ Kirsty Cooper
By: Kirsty Cooper	By: Kirsty Cooper
Title: Deputy Group Company Secretary	Title: Deputy Group Company Secretary

Aviva International Holdings Limited

/s/ Kirsty Cooper
By: Kirsty Cooper
Title: Deputy Group Company Secretary

THIS POWER OF ATTORNEY is granted on 8 October 2007,

(1)                                  CGU International Holdings B.V. (“CGUIH”) hereby grants power of attorney to Antoinette Sprenger (the “Attorney”) individually with full power of substitution to:

(a)                                  sign on behalf of CGUIH in the form as the Attorney may approve any filing and notification of any interest in listed securities that are required under applicable rules and regulation in the United States of America as result of the acquisition of Cyrte Investments B.V. by Delta Lloyd N.V. dated 27 September 2007 (the “Filings”);

(b)                                 sign on behalf of CGUIH in the form as the Attorney may approve any further documents, agreements or deeds as may be ancillary, necessary or useful in connection with the execution or performance of the Filings; and

(c)                                  perform all acts as in the opinion of the Attorney shall be necessary or useful in connection with the preparation, execution or performance of the Filings and of the transactions contemplated thereby including acts of disposition (the “Power of Attorney”).

(2)                                  CGUIH shall not make any claim against the Attorney in respect of any act that is lawfully done by the Attorney under the Power of Attorney.

(3)                                  CGUIH shall indemnify and hold the Attorney harmless against any claims, actions or proceedings made against the Attorney and against any damages, costs and expenses that the Attorney may suffer or incur as a result of or in connection with any act that is lawfully done by the Attorney under the Power of Attorney.

(4)                                  CGUIH declares that this Power of Attorney also applies in situations where the Attorney also acts as a counterparty of CGUIH or as a representative of a counterparty of CGUIH (Selbsteintritt).

(5)                                  This Power of Attorney is irrevocable until 31 October 2007 at the end of which date it shall terminate and shall cease to be of any effect.

(6)                                  This Power of Attorney is governed by the laws of England and Wales.

CGU International Holdings B.V.

/s/ E. G. Jones
By:	E. G. Jones
Title:	Director